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                     LANDSBURG PLATT RACHIATORE & DALTON
                         CERTIFIED PUBLIC ACCOUNTANTS

     117 SOUTH 17TH STREET  13TH FLOOR  PHILADELPHIA, PENNSYLVANIA 19103
                        215-561-6633  FAX 215-561-2070












             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

        We consent to the inclusion by reference to Post Effective Amendment No. 67 on Form N-1A of The American Heritage Fund, Inc. of our report dated July 18, 1996 on our examination of the Financial Statements of such company. We also consent to the reference to our firm in such Registration Statement.




                                     Landsburg Platt Raschiatore & Dalton




October 21, 1996